UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

December 7, 2010

(Date of Report)

December 6, 2010

(Date of Earliest Event Reported)

Sotheby’s

(Exact name of registrant as specified in its charter)

Delaware	1-9750	38-2478409

(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

1334 York Avenue
New York, NY		10021

(Address of principal executive offices)		(Zip Code)

(212) 606-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On December 7, 2010, Sotheby’s announced the early tender results for its previously announced modified “Dutch auction” tender offer (the “Tender Offer”) for a portion of its outstanding 7.75% Senior Notes due 2015 (the “Notes”). In the Tender Offer, dated November 22, 2010, Sotheby’ offered to purchase, for cash, up to $50,000,000 in aggregate principal amount of the Notes, subject to the terms and conditions set forth the Tender Offer. The Tender Offer expires on December 20, 2010, unless such expiration date is extended by Sotheby’s or the Tender Offer is earlier terminated by Sotheby’s.

According to information provided by Global Bondholder Service Corporation, the despositary and information agent for the Tender Offer, $47,744,000 aggregate principal amount of Notes were validly tendered (and not validly withdrawn) on or before 5:00 p.m., New York City time, on December 6, 2010. A summary of the Tender Offer is outlined below.

Title of Security	CUSIP Number	Principal Amount Outstanding(1)	Early Tender Cap(2)	Total Consideration (Acceptable Range)(2)(3)	Principal Amount Tendered as of Early Tender Date	Percent of Outstanding Principal Amount

7.75% Senior Notes due June 15, 2015	835898AE7	$128,250,000	$30	$1050 to $1100	$47,744,000	37.23%

(1) Aggregate principal amount outstanding as of November 18, 2010.
(2) Per $1,000 principal amount of Notes accepted for purchase.
(3) Includes the Early Tender Payment.

A copy of the press release announcing the early tender results of the Tender Offer is attached to this report as Exhibit 99.1

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

99.1	Press release announcing the early tender results of the Tender Offer, issued by Sotheby’s on December 7, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOTHEBY’S

By:	/s/ Kevin M. Delaney

Kevin M. Delaney
Senior Vice President,
Controller and Chief Accounting Officer

Date:	December 7, 2010

Exhibit Index

Exhibit No.	Description

99.1	Press release announcing the early tender results of the Tender Offer, issued by Sotheby’s on December 7, 2010